Exhibit 99.2

Q1 2021 Letter to Shareholders May 13, 2021

GoodRx helps Americans get the healthcare they need at a price they can afford. I know with GoodRx, I’m going to be able to afford whatever my doctor prescribes Brenda S. GoodRx consumer GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 2

Perspectives from Trevor and Doug Trust. In healthcare, trust is really, really hard to earn. America’s convoluted healthcare system is so complex, frustrating, and opaque that consumers increasingly question the guidance they receive. Am I getting the best care? Do I really need this treatment? Can I afford this? When Trevor and I started GoodRx, we didn’t know much about healthcare, but we knew that there was a huge lack of trust. It seemed that the industry’s motives rarely aligned with the needs of a patient, leading to complicated terms, hidden information, surprise bills, and lots of bad experiences. We knew that we would build products that put the patient’s needs first. So, we designed GoodRx to provide simple, easy-to-understand savings and assistance without asking for much in return. We embraced transparency and education as core tenants of our relationship with consumers. We even created a team of patient advocates to help guide consumers to the best outcomes. Fast forward to late 2020. With the miraculous development of multiple COVID-19 vaccines, we recognized our crucial role in the next step of the process — as a trusted resource helping Americans figure out when, where, and how to get vaccinated. The GoodRx Covid-19 Vaccine Guide went from concept to launch in just three weeks. Using government data and working in collaboration with numerous stakeholders, we built a centralized service that tracks vaccine inventory and appointments at tens of thousands of locations across the nation. We alert over 2.5 million people when eligibility changes in their state or county, and we publish comprehensive information about the virus, vaccines, and treatments so people can reference reliable information. So far, more than 15 million people have visited our vaccine guide since its launch. We anticipated the need and leveraged our capabilities to quickly develop a solution that empowered consumers to take action. Our obsession with improving the user experience in healthcare drives the development of everything we do. We’re constantly asking our users about their healthcare pain points and then imagining ways to address them. We build relationships that turn a transaction into a relationship rooted in trust.    This is why GoodRx Gold, our paid subscription program, continues to be a strategic priority. Most people join Gold to find even greater savings on prescriptions. Then, we build tighter relationships with members by anticipating and solving additional healthcare needs. For example, Gold subscribers are presented with mail order pharmacy options, exclusive discounts on online doctor visits through the GoodRx app, and dedicated consumer support as well as a more personalized and customized experience. We believe these types of benefits drive acquisition and conversion, which has fueled subscriber growth and consumer savings. We are proud to say that between the family and individual plans being offered across GoodRx Gold and the Kroger Rx Savings Club, our 931,000 subscription plans translate to over 1.4 million Americans who benefit from these subscription programs. We are solving more pain points and building trust with more people every day. With 5.7 million monthly active consumers, 1.4 million Americans on nearly 1 million subscription plans, and thousands more using our telehealth services every month, we are clearly on to something. Almost 20 million monthly visitors came to GoodRx this quarter to compare prices, learn about healthcare, reference our vaccine guide, or use our manufacturer solutions platform. And we’re just beginning. As the pandemic recedes, we will still be faced with America’s existing healthcare crisis, so we are accelerating the development of new products and services to provide better ways for Americans to find the care they need. We’re proud to report that consumers have now saved $30 billion using GoodRx while we maintain high NPS scores with both consumers and providers and a 4.8 app rating for GoodRx. This dynamic has driven value to stakeholders across the entire healthcare ecosystem. We believe that we have barely scratched the surface of this opportunity to transform healthcare for all Americans. Consumers’ needs are evolving and they are seeking new ways to access their healthcare. Our goal is for GoodRx to be there for them as a trusted resource at each step of their journey. With the strength of our brand, our increasing reach, commitment to our mission, and the value we continue to create for consumers, we believe we are well positioned to win across the $4 trillion healthcare ecosystem in 2021 and beyond. Doug Hirsch Trevor Bezdek Co-Founders & Co-CEOs, GoodRx GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 3

Q1 2021 Highlights

Revenue	Net Income	Adjusted EBITDA[2]	Adjusted Net Income[2]
$160.4M	**$1.7M***	**$51.0M**	**$31.8M**
+20% YOY	1.0% Margin[1]	31.8% Margin[1]	19.8% Margin[1]

* Q1 '21 includes $46.5M stock-based compensation expense, $30.0M of which related to the non-recurring co-CEOs' awards made in connection with the IPO.

Exited the quarter with

7M+
Consumers of our prescription-related offerings

March MACs + subscription member count

Monthly Active Consumers[3]


Q1 '21
5.7M
+17% YOY
Q1 '20
4.9M

Subscription Plans[4]


Q1 '21
931K
+96% YOY
Q1 '20
475K

Financial Data

(dollars in millions)

	Q1 2021	Q1 2020	Change
Revenue	$160.4	$133.4	20%
Net Income	$1.7	$27.3	(94%)
Adjusted Net Income[2]	$31.8	$33.2	(4%)
Adjusted EBITDA[2]	$51.0	$51.9	(2%)
Adjusted EBITDA Margin[2]	31.8%	38.9%	(710 bps)
Cash Provided by Operating Activities	$45.5	$45.6	(0%)

[1] Net Margin, Adjusted EBITDA Margin, and Adjusted Net Margin represent Net Income, Adjusted EBITDA, and Adjusted Net Income divided by Revenue, respectively.
[2] Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP financial measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.
[3] Monthly Active Consumers (MACs) represent the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. Beginning in the fourth quarter of 2020, our Monthly Active Consumers number includes consumers we acquired through the acquisition of Scriptcycle in August 2020. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharmaceutical manufacturers solutions offering, or consumers who used our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers is averaged over the calendar months in such period.
[4] Represents the ending subscriber balance across both of our subscription plans, GoodRx Gold and Kroger Savings Club.

GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 4

GoodRx Continues to Fill More Gaps at Each Stage of Consumers' Healthcare Journey

Prevention & Research


GoodRx
Do Antidepressants Work for Anxiety?
The short answer...yes


HealthiNation
HEALTHINATION ORIGINAL SERIES
HEART ATTACK VS. CARDIAC ARREST
Doctor Decoded: Heart Attack vs. Cardiac Arrest

Content & Insights

- Research Hub
- HealthiNation

Diagnosis


GoodRx
GoodRx Care
All Services


GoodRx
See an Online Doctor Today

Telehealth

- GoodRx Care (fka HeyDoctor)
- Marketplace

Treatment & Adherence


GoodRx
Stop paying too much for your prescriptions


GoodRx
Pancreaze
Need help paying for your medication?
Chat now


GoodRx
Unlock up to 90% savings on your prescriptions with a GoodRx Gold monthly plan.
Start your free trial


Gold Home Delivery
My order
Start order


Hello Jane
How can we help you?
Active prescriptions
Saved coupons

Prescriptions

- Prescription Savings
- Manufacturer Solutions
- Subscription Programs (GoodRx Gold and Kroger Savings Club)
- Mail Delivery
- Rx Refill Reminders and Dashboard

We believe everyone deserves affordable and convenient healthcare. We build better ways for people to find the best healthcare at the best price. Our technology gives all Americans the knowledge, choice, and care they need to stay healthy — regardless of income or insurance status.

We're here to help.

GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 5

Over Two Million Americans Sign Up for the GoodRx Covid-19 Vaccine Guide Our Vaccine Guide, launched in January 2021, organizes and centralizes vaccine-related information and delivers it directly to consumers in a digestible manner. Our guide offers vaccine inventory and appointment information at tens of thousands of sites across the nation. We leverage our deep pharmacy and healthcare relationships to track daily vaccine inventory and appointment availability at sites including thousands of America’s 70,000 pharmacies, state and local government mega-sites, hospitals, and clinics. Through the Vaccine Guide, consumers can browse available appointments by state, vaccination site, or pharmacy, and determine what type of vaccine is available at a specific location. We track vaccine updates in real-time and update the site as new information and data become available. This includes updates to eligibility, inventory and appointments, as well as emergency use authorizations for new vaccines. We’ve also introduced a Spanish translation of the Vaccine Guide. The translation of both our GoodRx homepage and Vaccine Guide are just the beginning of many initiatives to better engage with the Spanish-speaking community. Our guide was developed to help streamline available information so Americans can easily find a vaccination appointment near them as soon as they are eligible. The guide also allows consumers to sign up for SMS text message alerts to stay informed about important local news and eligibility changes. So far, more than 2.5 million Americans have signed up to receive alerts and we anticipate this is just the start of our relationship with them. GoodRx Acquires HealthiNation to Empower Consumers and Expand Manufacturer Solutions During the first quarter, we entered into an agreement to acquire HealthiNation as part of our continued investment in vital health information and consumer resources to help Americans navigate the complex world of healthcare. HealthiNation offers a comprehensive library of thousands of premium clinician-reviewed videos on a wide range of health topics that provides a platform for pharmaceutical manufacturers to reach targeted audiences and high-intent consumers. With HealthiNation’s extensive video library and editorial expertise, GoodRx can offer manufacturers new ways to reach large audiences in a contextually relevant manner. This acquisition aligns with our research and content efforts to further empower consumers, increase engagement, and propel even faster growth in our Manufacturer Solutions offering. The HealthiNation acquisition closed in the second quarter. HeyDoctor Is Now GoodRx Care In March 2021, we rebranded HeyDoctor as GoodRx Care: a new name and new home for affordable online doctor visits and prescription savings, whether or not you have insurance. In the two years since we acquired HeyDoctor, we’ve worked tirelessly to increase the number of conditions covered to over 150 and expand to all 50 states, setting a strong foundation to fully integrate HeyDoctor into the GoodRx platform. Consumers can now use one account to engage with all of our products in a unified user experience. After integrating GoodRx discounts into HeyDoctor in 2020, we found that more than 30% of HeyDoctor visits drove incremental revenue through our mail order or retail prescription offerings. We believe this integrated experience will enhance our ability to cross-sell going forward, increasing the LTV of our users. We believe GoodRx Care addresses a real need in the American healthcare marketplace. It still takes more than 20 days, on average, to see a doctor in the U.S., according to an industry survey. With GoodRx Care, patients can complete affordable doctor visits in just minutes. The pandemic has also led to an increased need for virtual doctor visits, which has shown consumers how easy it is to use telehealth services. We think this trend is here to stay for many health conditions. GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 6

HeyDoctor has been beloved by consumers, as evidenced by its 5-star rating in the App Store. Our standards remain as high as our consumers’ expectations, and with this rebrand we will continue to work relentlessly to make our telehealth experience even better. GoodRx Care is another stage in consumers’ healthcare journey where we can deliver significant value while providing them with an additional entry point into the GoodRx platform. Extending Gold Reach, On And Off Platform Our fast growth in subscribers has been fueled by the new benefits we’ve added to Gold as well as a redesigned, integrated user experience, which drove more effective consumer acquisition and conversion. During the first quarter of 2021, we began promoting Gold to our telehealth consumers at checkout and have seen encouraging adoption numbers. This is just one of many integrations we expect to drive further subscription growth and lifetime value. The success of Gold has captured the attention of others interested in providing GoodRx benefits to their constituents. We have recently entered into a few exciting relationships which extend the reach of GoodRx Gold, including new partnerships with DoorDash, to offer additional value to drivers on their platform, and Groupon. These offer the value and benefits of our Gold subscription program to even more consumers, including those in the gig-economy. Early results from these collaborations have been positive. Prescriptions: They’re Personal In the first quarter, we reached an average of 5.7 million monthly active consumers through our prescription transactions offering. By the end of the quarter, we also had 930,000 subscribers (or 1.4 million individuals) that enjoyed even greater savings on their prescriptions, as well as access to additional benefits, through our subscription programs. Now, more Americans than ever use GoodRx to get the prescriptions they need at a price they can afford, but we recognize prescriptions are not one-size-fits all. One of our priorities in 2021 is to make the consumer experience more customized, and once again, we’re starting with prescriptions. In the first quarter, we introduced new features like convenience-based search, favorite pharmacy, and transaction-based messaging, all with the goal of ensuring our consumers start and stay on their therapy while maximizing convenience and affordability, in the way that suits them best. We see many opportunities to further personalize and customize the experience for our consumer, healthcare provider, and pharmacist constituents, which will be key as we continue to build relationships with them, move further towards an account-centric model, and drive value to them, and to GoodRx, over time. GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 7

Financials

Prescription Transactions Revenue

(in millions)

First quarter Prescription Transactions Revenue grew 9% year-over-year to $134.1 million, driven by a 17% year-over-year increase in MACs, partially offset by a lower contribution-per-consumer due solely to the acquisition of Scriptcycle. We believe our prescription offering continued to be impacted by COVID-19 headwinds, as many consumers canceled or deferred physician visits, increasing the undiagnosed condition backlog among Americans. This, coupled with an unusually weak cold and flu season, negatively impacted new therapy starts and prescription volume in the first quarter. Further, the comparable quarter in 2020 was the last pre-COVID quarter, including some pull forward due to stockpiling, and had a more typical cold and flu season, impacting year-over-year results.


$123.0
$109.5
$124.4
$131.3
$134.1
Q1
Q2
Q3
Q4
Q1
2020
2021

Other Revenue

(in millions)

First quarter Other Revenue grew 154% year-over-year to $26.4 million, driven by a 96% increase in the combined number of subscribers to our Gold and Kroger plans, an increase in revenue from pharmaceutical manufacturers, and an increase in telehealth revenue driven by GoodRx Care and the launch of our GoodRx Telehealth Marketplace in March 2020.


$10.4
$13.7
$16.1
$22.2
$26.4
Q1
Q2
Q3
Q4
Q1
2020
2021

GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 8

Net Income (Loss) (in millions) First quarter Net Income was $1.7 million, compared to Net $27.3 $27.3 Income of $27.3 million in the first quarter of 2020. First quarter $1.7 Net Margin was 1.0% compared to 20.5% last year. Net Income and Net Margin were impacted by $46.5 million of stock-based compensation expense, reflecting a $44.3 million year-over-year increase, including $30.0 million related to the non-recurring ($ 50.0) Co-Chief Executive Officers’ awards made in connection with the IPO.    ($298.3)    Q1 Q2 Q3 Q4 Q1 2020 2021 Adjusted EBITDA (in millions) First quarter Adjusted EBITDA was $51.0 million, compared to $53.2 $51.9 million in the first quarter of 2020. Adjusted EBITDA Margin $51.9 $49.4 $49.1 $51.0 was 31.8%, a 710 basis point year-over-year decrease due to continued investments in product development and technology, the growth of our telehealth offering, and investments in our general and administrative infrastructure as we began operating as a public company.    Q1 Q2 Q3 Q4 Q1 2020 2021 Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP financial measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures. GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 9

Adjusted Net Income (in millions) First quarter Adjusted Net Income was $31.8 million compared to $35.6 $33.2 million in the first quarter of 2020. $33.2 $32.3 $32.2 $31.8 Q1 Q2 Q3 Q4 Q1 2020 2021 Adjusted Net Income is a non-GAAP financial measure and is presented for supplemental informational purposes only. Refer to the Non-GAAP financial measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures. Net Cash Provided by Operating Activites (in millions) First quarter Net Cash Provided by Operating Activities was $45.6 $45.5 $45.5 million, made up of net income of $1.7 million, adjusted primarily by stock-based compensation expense of $46.5 million. $38.2 Net Cash Provided by Operating Activities was flat year-over- $ 32.7 year. The sequential decline in 2020 was due primarily to the timing of tax payments, the vast majority of which were made in the third and fourth quarters. These tax payments included payroll taxes related to the Co-Chief Executive Officers’ equity awards and the exercise of stock options around and after $14.9 our September IPO, as well as income tax payments as the extension, first, and second quarter payments were deferred to the third quarter. In addition, we prepaid certain marketing spend and other costs related to our operations as a public company, which further contributed to the decline in Q4. Q1 Q2 Q3 Q4 Q1 2020 2021 GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 10

Guidance Our outlook for the second quarter and full year 2021 is as follows:    Q2 2021 Guidance Revenue $172M to $176M Approx. 41% year-over-year growth Adjusted EBITDA Margin Approx. 30%    FY 2021 Guidance Revenue $740M to $760M Approx. 36% year-over-year growth Adjusted EBITDA Margin 30% to 32% Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income or loss margin, or Net Margin, because we do not provide guidance for GAAP Net Margin due to the uncertainty and potential variability of stock-based compensation expense and income taxes, which are reconciling items between Adjusted EBITDA Margin and GAAP Net Margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on GAAP Net Margin. GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 11

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations and financial results, our plans relating to GoodRx Helps, the underlying trends in our business, our market opportunity, the growth of our telehealth and manufacturer businesses, the benefits of cross-selling products, the benefits of the HealthiNation acquisition, competitiveness of our prices, especially in relation to insurance, the growth of our relationships with industry participants such as Kroger, the anticipated impact of COVID-19 on our business, post-COVID-19 trends, our potential for growth, demand for our offerings, our strategic growth priorities and future offerings, future financial results, collaborations for our Gold subscription, and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription offering and ability to expand our offerings; changes in medication pricing and pricing structures; our inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infection disease, including the COVID-19 pandemic; the accuracy of our estimate of our total addressable market and other operational metrics; the development of the telehealth market; our ability to maintain and expand a network of skilled telehealth providers; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to our material weaknesses in our internal control over financial reporting and any future material weaknesses; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to information technology and cyber-security; compliance with government regulation of the internet, e-commerce and data and other regulations; our ability to utilize our net operating loss carryforwards and certain other tax attributes; management’s ability to manage our transition to being a public company; our ability to attract, develop, motivate and retain well-qualified employees; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings; our reliance on software as-a-service technologies from third parties; systems failures or other disruptions in the operations of these parties on which we depend; changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; as well as the other important factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward-looking statements represent management’s estimates as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 12

Financial Statements

GoodRx Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value)	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$990,463	$968,691
Restricted cash	2,900	2,900
Accounts receivable, net	74,399	68,729
Prepaid expenses and other current assets	55,618	46,048

Total current assets	1,123,380	1,086,368

Property and equipment, net	22,693	23,057
Goodwill	261,116	261,116
Intangible assets, net	34,443	36,919
Capitalized software, net	25,944	19,800
Operating lease right-of-use assets	27,883	27,712
Deferred tax assets, net	13,344	13,117
Other assets	2,171	2,025

Total assets	$1,510,974	$1,470,114

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$15,101	$10,291
Accrued expenses and other current liabilities	34,944	37,692
Current portion of debt	7,029	7,029
Operating lease liabilities, current	5,975	4,539

Total current liabilities	63,049	59,551
Debt, net	658,883	659,888
Operating lease liabilities, net of current portion	33,705	33,467
Other liabilities	6,278	5,849

Total liabilities	761,915	758,755
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock, $0.0001 par value	39	39
Additional paid-in capital	2,137,805	2,101,773
Accumulated deficit	(1,388,785)	(1,390,453)

Total stockholders’ equity	749,059	711,359

Total liabilities and stockholders’ equity	$1,510,974	$1,470,114

GoodRx Holdings Inc.	Q1 2021 Letter to Shareholders	13

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2021	2020
Revenue	$160,431	$133,408
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	10,428	6,019
Product development and technology	26,160	10,325
Sales and marketing	79,694	63,162
General and administrative	43,786	5,887
Depreciation and amortization	5,361	4,345

Total costs and operating expenses	165,429	89,738

Operating (loss) income	(4,998)	43,670

Other expense, net
Other income, net	—	(5)
Interest income	(16)	(75)
Interest expense	5,905	8,638

Total other expense, net	5,889	8,558

(Loss) income before income taxes	(10,887)	35,112
Income tax benefit (expense)	12,555	(7,766)

Net income	$1,668	$27,346

Net income attributable to common stockholders
Basic	$1,668	$17,662

Diluted	$1,668	$17,832

Earnings per share:
Earnings per share - basic	$0.00	$0.08
Earnings per share - diluted	$0.00	$0.08

Weighted average shares used in computing earnings per share:
Basic	406,170	229,880
Diluted	429,577	236,225

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$121	$17
Product development and technology	8,336	896
Sales and marketing	5,258	870
General and administrative	32,811	427

GoodRx Holdings Inc.	Q1 2021 Letter to Shareholders	14

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net income	$1,668	$27,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,361	4,345
Amortization of debt issuance costs	863	783
Non-cash operating lease expense	872	1,152
Stock-based compensation	46,526	2,210
Deferred income taxes	(227)	2,292
Changes in operating assets and liabilities
Accounts receivable	(5,670)	(12,064)
Prepaid expenses and other assets	(9,844)	(2,821)
Accounts payable	4,943	7,254
Accrued expenses and other current liabilities	(67)	15,501
Operating lease liabilities	631	(427)
Other liabilities	429	21

Net cash provided by operating activities	45,485	45,592

Cash flows from investing activities
Purchase of property and equipment	(2,715)	(674)
Capitalized software	(6,980)	(2,733)

Net cash used in investing activities	(9,695)	(3,407)

Cash flows from financing activities
Proceeds from long-term debt	—	28,000
Payments on long-term debt	(1,757)	(1,757)
Proceeds from exercise of stock options	2,372	692
Proceeds from early exercise of stock options	—	667
Employee taxes paid related to net share settlement of equity awards	(14,633)	—

Net cash (used in) provided by financing activities	(14,018)	27,602

Net change in cash, cash equivalents and restricted cash	21,772	69,787
Cash, cash equivalents and restricted cash
Beginning of period	971,591	26,050

End of period	$993,363	$95,837

GoodRx Holdings Inc.	Q1 2021 Letter to Shareholders	15

Non-GAAP Financial Measures Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures”. We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for acquisition related expenses, cash bonuses to vested option holders, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, charitable stock donation and other income or expense, net, as applicable for the periods presented. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, charitable stock donation, and as further adjusted for estimated income tax on such adjusted items. We calculate income taxes in interim periods by applying an estimated annual effective tax rate to (loss) income before income taxes and by calculating the tax effect of discrete items recognized during the period. As such, we adjusted our estimated annual effective tax rate in order to account for the Adjusted Net Income adjustments. Adjusted income tax benefit (expense) was determined by applying the adjusted estimated annual effective tax rate to non-GAAP Adjusted Income before income taxes and including the tax effect of discrete items recognized during the period. Adjusted income tax benefit (expense) excludes excess tax benefits/deficiencies recognized discretely in connection with stock-based compensation. Adjusted Net Margin is Adjusted Net Income divided by revenue. Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether the Company has adjusted net loss or adjusted net income, respectively. We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis. The adjustments to these cost and operating expense items include acquisition related expenses, amortization of intangible assets related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, loss on abandonment and impairment of operating lease assets, and charitable stock donation, as applicable. We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA is also a key measure we use to assess our financial performance and is also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance. The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures. GoodRx Holdings Inc. Q1 2021 Letter to Shareholders 16

The following table presents a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended March 31,
(dollars in thousands)	2021	2020
Net income	$1,668	$27,346
Adjusted to exclude the following:
Interest income	(16)	(75)
Interest expense	5,905	8,638
Income tax (benefit) expense	(12,555)	7,766
Depreciation and amortization	5,361	4,345
Other income, net	—	(5)
Financing related expenses (1)	257	1,118
Acquisition related expenses (2)	3,048	463
Stock-based compensation expense (3)	46,526	2,210
Payroll tax expense related to stock-based compensation	828	59

Adjusted EBITDA	$51,022	$51,865

Adjusted EBITDA Margin	31.8%	38.9%

(1) Financing related expenses include third party fees related to proposed financings.

(2) Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

(3) Non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number and the valuation of awards. See detail in table above.

GoodRx Holdings Inc.	Q1 2021 Letter to Shareholders	17

The following tables present a reconciliation of Adjusted Net Income to net income, the most directly comparable financial measure calculated in accordance with GAAP, and calculation of Adjusted Earnings Per Share:

	Three Months Ended March 31,
(in thousands, except per share amounts)	2021	2020
Net income	$1,668	$27,346
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	2,476	3,421
Financing related expenses (1)	257	1,118
Acquisition related expenses (2)	3,048	463
Stock-based compensation expense (3)	46,526	2,210
Payroll tax expense related to stock-based compensation	828	59
Income tax benefit on excluded items and adjusting for excess tax benefits/deficiencies on stock-based compensation exercises	(22,961)	(1,439)

Adjusted net income	$31,842	$33,178
Less: Adjusted undistributed earnings allocated to convertible preferred stock	—	(11,749)

Adjusted net income attributable to common stockholders - basic	$31,842	$21,429
Add: Adjusted undistributed earnings allocated to holders of common stock	—	206

Adjusted net income attributable to common stockholders - diluted	$31,842	$21,635

Weighted average shares used in computing adjusted earnings per share:
Weighted average shares - basic	406,170	229,880
Dilutive impact of stock options, restricted stock awards and restricted stock units	23,407	6,345

Weighted average shares - diluted	429,577	236,225

Adjusted earnings per share:
Basic	$0.08	$0.09
Diluted	$0.07	$0.09

(1) Financing related expenses include third party fees related to proposed financings.

(2) Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

(3) Non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number and the valuation of awards. See detail in table above.

The weighted average number of redeemable convertible preferred stock outstanding during each period was as follows:

	Three Months Ended March 31,
(in thousands)	2021	2020
Redeemable convertible preferred stock	—	126,046

GoodRx Holdings Inc.	Q1 2021 Letter to Shareholders	18

Each cost and operating expense is adjusted for acquisition related expenses, amortization of intangible assets related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, and as applicable, loss on abandonment and impairment of operating lease assets and charitable stock donation.

	GAAP Three Months Ended March 31,		Adjusted Three Months Ended March 31,
(dollars in thousands)	2021	2020	2021	2020
Cost of revenue	$10,428	$6,019	$10,282	$6,002
% of Revenue	6.5%	4.5%	6.4%	4.5%
Product development and technology	$26,160	$10,325	$17,064	$8,966
% of Revenue	16.3%	7.7%	10.6%	6.7%
Sales and marketing	$79,694	$63,162	$74,228	$62,292
% of Revenue	49.7%	47.3%	46.3%	46.7%
General and administrative	$43,786	$5,887	$7,835	$4,283
% of Revenue	27.3%	4.4%	4.9%	3.2%
Depreciation and amortization	$5,361	$4,345	$2,885	$924
% of Revenue	3.3%	3.3%	1.8%	0.7%
Operating (loss) income	$(4,998)	$43,670	$48,137	$50,941
% of Revenue	(3.1)%	32.7%	30.0%	38.2%

GoodRx Holdings Inc.	Q1 2021 Letter to Shareholders	19

The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended March 31,
(in thousands)	2021	2020
Cost of revenue	$10,428	$6,019
Stock-based compensation expense	(121)	(17)
Payroll tax expense related to stock-based compensation	(25)	—

Adjusted cost of revenue	$10,282	$6,002

Product development and technology	$26,160	$10,325
Acquisition related expenses	(459)	(463)
Stock-based compensation expense	(8,336)	(896)
Payroll tax expense related to stock-based compensation	(301)	—

Adjusted product development and technology	$17,064	$8,966

Sales and marketing	$79,694	$63,162
Acquisition related expenses	(165)	—
Stock-based compensation expense	(5,258)	(870)
Payroll tax expense related to stock-based compensation	(43)	—

Adjusted sales and marketing	$74,228	$62,292

General and administrative	$43,786	$5,887
Financing related expenses	(257)	(1,118)
Acquisition related expenses	(2,424)	—
Stock-based compensation expense	(32,811)	(427)
Payroll tax expense related to stock-based compensation	(459)	(59)

Adjusted general and administrative	$7,835	$4,283

Depreciation and amortization	$5,361	$4,345
Amortization of intangibles related to acquisitions	(2,476)	(3,421)

Adjusted depreciation and amortization	$2,885	$924

Operating (loss) income	$(4,998)	$43,670
Amortization of intangibles related to acquisitions	2,476	3,421
Financing related expenses	257	1,118
Acquisition related expenses	3,048	463
Stock-based compensation expense	46,526	2,210
Payroll tax expense related to stock-based compensation	828	59

Adjusted operating income	$48,137	$50,941

GoodRx Holdings Inc.	Q1 2021 Letter to Shareholders	20